EXHIBIT 99.1

NEWS RELEASE Contact: Kent Rosenthal (310) 827-2737

MERCURY AIR GROUP, INC. ANNOUNCES DELAY
IN FILING OF FORM 10-Q

LOS ANGELES, CA – May 24, 2005 – Mercury Air Group, Inc. (AMEX: MAX) announced today that it would require additional time to file its Quarterly Report on Form 10-Q for the third fiscal quarter ended March 31, 2005.

In connection with a review of its third fiscal quarter financial statements, the Company is conducting a review of the accounting of its Long Beach FBO operations, delaying the closing of the books and records of the Company. It is not anticipated that the review will have a material impact on the Company’s financial position.

Mercury previously received an automatic 5-day extension for the filing of its Form 10-Q for the third fiscal quarter of 2005 pursuant to Rule 12b-25. As a result of the expiration of the 5-day extension, the Company will request from the American Stock Exchange a further extension for compliance under Section 1101 of the AMEX Company Guide.

About Mercury Air Group

Los Angeles-based Mercury Air Group (AMEX: MAX) provides aviation petroleum products, air cargo services and transportation, and support services for international and domestic commercial airlines, general and government aircraft and specialized contract services for the United States government. Mercury Air Group operates three business segments worldwide: MercFuel, Inc., Maytag Aircraft Corporation and Mercury Air Cargo, Inc. For more information, please visit www.mercuryairgroup.com.

Certain statements contained in this news release which are not historical facts are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

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5456 McConnell Ave. Los Angeles, CA 90066 www.mercuryairgroup.com